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                                 FIRST AMENDMENT
                                     TO THE
                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT
                                       OF
             TIME WARNER ENTERTAINMENT-ADVANCE NEWHOUSE PARTNERSHIP

         FIRST AMENDMENT TO THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, dated as of March 2, 2001 (this "Amendment") among Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), Advance/Newhouse Partnership, a New York general partnership ("Advance/Newhouse), and Paragon Communications, a Colorado general partnership ("Paragon").

         WHEREAS, Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "Partnership"), was formed between TWE and Advance/Newhouse pursuant to a Partnership Agreement dated as of September 9, 1994 (the "Original Agreement"), as amended by the First Amendment to the Partnership Agreement of the Partnership dated as of February 12, 1998 (the "First Amendment"), the Second Amendment to the Partnership Agreement dated as of December 31, 1998 (the "Second Amendment") and the Third Amendment to the Partnership Agreement dated as of March 1, 1999 (the "Third Amendment") (the Original Agreement, together with such amendments, the "Original Partnership Agreement").

         WHEREAS, the Original Partnership Agreement was amended and restated in its entirety pursuant to the Amended and Restated Partnership Agreement dated as of February 1, 2001 (the "Partnership Agreement").

         WHEREAS, pursuant to Section 15.4 of the Partnership Agreement, the Partnership Agreement may be amended by an instrument in writing signed by TWE, Advance/Newhouse and Paragon; and

         WHEREAS, the parties hereto desire to enter into this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                       I.

                             AMENDMENTS TO SECTION 1
                             -----------------------

         (1) The following definitions are hereby added to the Partnership
Agreement:

                  "ATW" means AOL Time Warner, Inc.





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                  "ATW Change of Control" means the occurrence of any one or more of the following events after the Merger Closing Date (as defined in Section 8.2):

                  (i) any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and as defined in Section 3(a)(9) of the Exchange Act), after the Merger Closing Date becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, directly or indirectly, of more than 35% of the total voting power of ATW's Voting Equity, other than in connection with (x) a Reorganization Transaction or (y) any other merger, consolidation, combination, liquidation or dissolution transaction that in each case of clauses (x) or (y) does not constitute an ATW Change of Control under clause (iii), (iv) or (vi) below; provided, that for purposes hereof such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence or satisfaction of any condition;

                  (ii) individuals who at the Merger Closing Date, constituted ATW's Board of Directors, together with any new directors whose election by ATWs' Board of Directors or whose nomination for election by ATW shareholders was approved by a vote of majority of ATW's directors then still in office who were either directors at the Merger Closing Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the ATW Board of Directors then in office;

                  (iii) ATW's merger or consolidation with or into another Person (or group of Persons acting in concert) or the merger of another Person (or group of Persons acting in concert) with or into ATW, if ATW's securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of ATW Voting Equity are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving or transferee Person that represent immediately after such transaction, more than fifty percent (50%) of the aggregate voting power of the Voting Equity of the surviving or transferee Person;

                  (iv) any other merger, consolidation, business combination or other transaction or series of related transactions ("Reorganization Transactions") involving ATW and/or its shareholders, directly or indirectly, such that immediately following consummation of such Reorganization Transactions, the shareholders of ATW prior to such Reorganization Transactions own, directly or indirectly, less than fifty and one-tenth percent (50.1%) of the Voting Equity of ATW (or other surviving or transferee Person resulting from such Reorganization Transactions);

                  (v) the sale, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of AOL and its Subsidiaries taken as a whole to any Person (or group of Persons acting in concert) other than to any Controlled Affiliates of ATW; or

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                  (vi) the adoption of a plan relating to the liquidation or dissolution of ATW other than in connection with (x) a Reorganization Transaction or (y) other merger, consolidation or combination that in each case of clauses (x) or (y) does not constitute an ATW Change of Control pursuant to clause (iii) or (iv) above.

                  "Cable Change of Control" means the occurrence of any one or more of the following events after the Merger Closing Date:

                  (i) Any Person (or group of Persons acting in concert), other than ATW or an Affiliate of ATW, has the power to control, by voting power, contract or otherwise, the actions of TWE (if at the time it owns the TWE Cable Division) or the TWE-Cable Division; or

                  (ii) Any merger, consolidation, business combination, joint venture, sale, exchange, transfer or other transaction pursuant to which all or substantially all of the cable television systems owned by TWE Cable are after such transaction under the direction and control of a Person (or group of Persons acting in concert) that is not ATW or an Affiliate of ATW.

                  "Voting Equity" of a Person means all classes of capital stock, or other interests, of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof, or, in the case of a partnership, the general partnership interests.

         (2) The following defined term is amended to read as follows:

                  "TWX" means, for the period prior to the Merger Closing Date, Time Warner Inc. and for the period after the Merger Closing Date, ATW.

         (3) The last sentence of the definition of "Capital Account" is deleted in its entirety and the following substituted therefor:

         Notwithstanding the foregoing, for purposes of determining Capital Accounts, (I) (u) all of the adjustments, contributions or distributions required pursuant to the Contribution Agreement to be made subsequent to the Initial Closing Date and the contribution of TWE pursuant to Section 4.1(c)(ii) hereof shall be treated as if they had been made on the Initial Closing Date, (v) the Paragon Adjustment Amount and the TWE Adjustment Amount (as such terms are defined in Section 10 of the First Transaction Agreement) shall be treated as if they had been made on the First Effective Date, (w) all of the adjustments, contributions or distributions required pursuant to the Second Transaction Agreement or the TCI Contribution Agreement shall be treated as if they had been made on the Second Effective Date, (x) all of the adjustments, contributions or distributions required pursuant to the Third Transaction Agreement or the TCI Contribution Agreement shall be treated as if they had been made on the Third Effective Date, (y) all of the adjustments, contributions or distributions required pursuant to the Fourth

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         Transaction Agreement shall be treated as if they had been made on the
         Fourth Effective Date, and (z) such adjustments, contributions, distributions, and Adjustment Amounts shall not give rise to any adjustments to Capital Account balances or redetermination of amounts contributed by or distributed to any Partner; and (II) any payment made by TWE pursuant to Section 3.4 hereof shall not be treated as a Capital Contribution or otherwise give rise to any adjustments to Capital Account balances (other than to the extent such payment is included in Net Profit or Net Loss or redetermination of amounts contributed by
         TWE).

         (4) The definition of "Common Tax Amount" is amended by adding the following at the end thereof:

         For purposes of determining the Common Tax Amount, Net Profit, Gross Profit, Net Loss and Gross Loss, shall be calculated without taking into account the items described in clause (i), clause (ii), clause
         (iii), clause (vi), clause (vii), and clause (ix) of the definition of "Net Profit" and "Net Loss."

         (5) The definition of "Special Tax Amount" is amended by adding the following at the end thereof:

         For purposes of determining the Special Tax Amount, Net Profit, Gross Profit, Net Loss and Gross Loss, shall be calculated without taking into account the items described in clause (i), clause (ii), clause
         (iii), clause (vi), clause (vii), and clause (ix) of the definition of "Net Profit" and "Net Loss."

         (6) The definitions of "Excess Debt Shift Tax Amount," "Restructuring Deferred Tax Amount," and "Special Income" are hereby deleted in their entirety and amended and restated in the form attached hereto as Exhibit A.

                                       II.

                                OTHER AMENDMENTS
                                ----------------

         (1) The fifth sentence of Section 3.1(c) of the Partnership Agreement is hereby amended to provide for monthly, rather than quarterly, Executive Committee meetings. Section 3.1(c) is also hereby amended by adding the following after the fifth sentence of Section 3.1(c):

         The Managing Partner agrees to provide to Advance/Newhouse the agenda for such meetings at least one week in advance of such meeting in order to provide time for Advance/Newhouse to submit additions and/or comments to such agenda. Such Executive Committee meetings will include, without limitation, a review of any planned committees or working groups that will address issues affecting the Partnership, whether such committees or working groups are to be at the TWE Cable Division level or at the ATW level if one or more persons on the list attached hereto as Schedule 1 (or their successors or persons holding the same or similar positions exercising comparable responsibilities) are to participate on such committees or working groups; provided, however, that with respect to committees or working groups at the ATW level, if ATW determines, in the exercise of its reasonable judgment, that it would be inappropriate for Advance/Newhouse to have representation on any such committee or working groups based on the composition of such committee or group, then TWE shall notify Advance/Newhouse of such judgment and the reasons therefor. Such Executive Committee meetings shall also include, without limitation, a review by the Managing Partner of the substance of any significant communications between ATW senior management and senior management of the TWE Cable Division regarding matters relating to the Partnership. Advance/Newhouse shall be notified and consulted in advance regarding changes in "senior management," of TWE Cable as hereinafter defined, but Advance/Newhouse shall have no right to veto or otherwise delay such changes. For purposes hereof, "Senior Management" of TWE Cable means the Chairman and CEO, the President and COO, the Executive Vice President/Operations, the Senior Vice President/Engineering and the Executive Vice Presidents responsible for the cable television systems owned by the Partnership and persons who may hereafter hold the same or similar positions exercising comparable responsibilities.

         (2) Section 3.1(h) of the Partnership Agreement is hereby amended by adding the following subsection (vi):

                  (vi) Notwithstanding any provision in this Agreement to the contrary, the aggregate payments to be made by the Partnership to TWE for management fees and reimbursement for exercise of options with respect to any Fiscal Year pursuant to Section 3.1(h)(i) and Section 3.1(h)(iii) shall not exceed three percent (3%) of the Partnership's revenues for such Fiscal Year. The limitations set forth in this
         Section 3.1(h)(vi) shall be applied separately with respect to each Fiscal Year.

         (3) The Partnership Agreement is hereby amended by deleting Section 3.2(l) requiring approval of affiliated transactions or contracts on other than an arm's length basis.

         (4) Section 3.3(a) of the Partnership Agreement is hereby deleted in its entirety and the following substituted therefor:

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                  3.3 Business Plans.

                           (a) Long Term Strategic Plan.

                           (i) On or about March 6, 1995, TWE presented to Advance/Newhouse a statement of the Partnership's strategic objectives for the first five years of the Partnership's operations (the "Long Term Strategic Plan"), which plan included the Partnership's strategic objectives with respect to acquisitions and investments, asset dispositions, capital expenditures and the entry into or withdrawal from any material line of business as well as overall timing and numerical parameters with respect thereto. The Long Term Strategic Plan was prepared in a manner materially consistent with the long term strategic plan of TWE's Cable Division. On March 9, 1995 Advance/Newhouse approved the Long Term Strategic Plan.

                           (ii) On August 18, 1998, TWE presented a successor Long Term Strategic Plan as required by Section 11(a) of the First Transaction Agreement. On October 21, 1998, Advance/Newhouse approved such successor Long Term Strategic Plan.

                           (iii) Prior to September 30, 2001, and within three years following the adoption and approval of each successor long term strategic plan in accordance with this paragraph (iii), the Managing Partner shall present to Advance/Newhouse a new long term strategic plan for the five year period beginning no later than the first day of the calendar year following the date which is three years following the adoption of the previous Long Term Strategic Plan. Such long term strategic plan shall be prepared in a manner materially consistent with the long term strategic plan of TWE's Cable Division and shall be subject to the approval of Advance/Newhouse. Any long term strategic plan approved by Advance/Newhouse and adopted by the Partnership shall upon the effective date stated in such plan be the Long Term Strategic Plan for all purposes of this Agreement. Until a successor Long Term Strategic Plan is approved by Advance/Newhouse, the Long Term Strategic Plan then in effect shall continue in effect; provided that upon the expiration of the five year period covered by such Long Term Strategic Plan, such Long Term Strategic Plan shall remain in effect as if it applied to such fiscal year, but shall be appropriately adjusted to provide for any capital expenditures required to be incurred by the Partnership by the terms of any franchise agreement or other requirement of law or to enable the Partnership to continue or complete any project or activity in progress that was contemplated by a previously approved Long Term Strategic Plan or was approved by the Executive Committee with the consent of Advance/Newhouse's representatives.

         (5) The Partnership Agreement is hereby amended by adding a new Section 3.4, to read as follows:

         Section 3.4 Affiliate Transactions.

                  (a) With respect to any contract (or series of related contracts) or transaction (or series of related transactions) entered into by the Managing Partner or any Affiliate of the Managing Partner with the Partnership or any of its Subsidiaries after the Merger Closing Date, other than immaterial transactions (defined for purposes hereof as contracts or transactions that individually involve less than $750,000 and do not involve significant non-monetary obligations) (hereinafter, individually or collectively, "Affiliate Transactions"), the Managing Partner agrees to notify Advance/Newhouse in writing of entry into such Affiliate Transactions and the terms of such Affiliate Transactions not later than 10 business days after entering into such contract(s) or transaction(s). The Managing Partner agrees to provide Advance/Newhouse, within 10 days of request from Advance/Newhouse, with all financial information relating to the Affiliate Transactions and all documents evidencing or executed in connection with such Affiliate Transactions including copies of the relevant contracts, agreements or transaction documents. For purposes of clarification and not by way of limitation of the scope of the term "Affiliate Transactions," it is agreed that for purposes of all relevant provisions of this Partnership Agreement the term "Affiliate Transactions" shall include: (i) reimbursement arrangements by the Partnership with HBO and Turner in respect of Fox programming agreements entered into in December 1999;
         (ii) any amendment, renewal, extension, modification or waiver of the AOL-TWC High Speed Service Agreement, dated as of January 31, 2001, by and among America Online, Inc. and Time Warner Cable (the "ISP Agreement") and any agreement replacing or substituting for the ISP Agreement; and (iii) the Implementation Plan (as defined in the ISP Agreement) and any amendments, modifications or waivers thereof or replacements or substitutions therefor.

                  (b) If the Managing Partner on behalf of the Partnership or any of its Subsidiaries enters into any Affiliate Transactions contemplated by Section 3.4(a) without the approval of Advance/Newhouse, at its option, Advance/Newhouse may elect to initiate negotiation and arbitration to determine (i) whether such Affiliate Transactions were on arm's-length terms and (ii) if not, the loss, damage or diminution in value, if any, suffered by the Partnership or its Subsidiaries as a result of such Affiliate Transactions failing to be on arm's-length terms. Alternatively, Advance/Newhouse may elect instead to exercise its rights in respect of such Affiliate Transactions by having such Affiliate Transactions taken into account by the Appraiser in connection with a Restructuring, as contemplated under Section 8.2, or a Put Event, as contemplated under Section 9, as the case may be. In order to elect negotiation and arbitration, Advance/Newhouse must give written notice to TWE of its election within 45 days of receiving the financial information and documents relating to the Affiliate Transactions from the Managing Partner under Section 3.4(a); provided that if at the time of receiving such information there are no comparable agreements or transactions by the Partnership or its Subsidiaries with independent third parties, or between Affiliates of the Managing Partner and independent third parties, Advance/Newhouse shall have the right to postpone its election to initiate negotiation or arbitration until 45 days after it is notified by the Managing Partner of entry by the Managing Partner or its Affiliates into such comparable transactions or agreements with at least two separate independent third parties each of which must be one of the five largest multiple system cable operators in the United States at such time (unless the terms of such Affiliate Transaction expressly provide that the Partnership and its Subsidiaries, automatically and without further action by them, will be treated, viewing the material terms as a whole, on terms at least as favorable as those to be provided to any independent third party, in which case Advance/Newhouse shall not have the right to postpone its election). If Advance/Newhouse elects to initiate negotiation and arbitration pursuant to this Section 3.4(b), TWE and Advance/Newhouse agree to attempt in good faith to resolve through negotiation whether the subject Affiliate Transactions were arm's length and, if not, the loss, damage or diminution in value, if any, suffered by the Partnership or any of its Subsidiaries as a result of such Affiliate Transactions. If the dispute is not resolved by negotiation within 60 days of Advance/Newhouse giving notice to TWE of its election (or such additional period of time to which Advance/Newhouse and TWE agree), the matter will be resolved as set forth in Section 3.4(e) below.

                  (c) All Affiliate Transactions, shall, unless otherwise approved by Advance/Newhouse, treat the Partnership and its Subsidiaries on no less favorable terms than those applicable generally to the TWE Cable Division, as a whole, i.e., the Managing Partner shall not enter into any transaction or agreement that treats one cable system differently from another cable system, except for a transaction or agreement that warrants different treatment based upon legitimate business considerations that are entirely unrelated to whether the Partnership (or a Subsidiary thereof) rather than an Affiliate of the Partnership owns such cable system. If Advance/Newhouse disputes that the different treatment of the Partnership or its Subsidiaries in regard to a particular transaction or agreement was based on such legitimate business considerations entirely unrelated to whether the Partnership (or a Subsidiary thereof) rather than an Affiliate of the Partnership owns such cable system, Advance/Newhouse may initiate negotiation and arbitration to determine (i) whether the different treatment of the Partnership or its Subsidiaries in regard to the transaction or agreement was based on legitimate business considerations entirely unrelated to whether the Partnership (or a Subsidiary thereof) rather than an Affiliate of the Partnership owns such cable system and (ii) if not, the loss, damage or diminution in value suffered by the Partnership or its Subsidiaries as a result of such transaction or agreement. In order to elect negotiation and arbitration, Advance/Newhouse must give written notice to TWE of its election within 45 days of receiving the financial information and documents related to the Affiliate Transactions from the Managing Partner under Section 3.4(a). If Advance/Newhouse elects to initiate negotiation and arbitration pursuant to this Section 3.4(c), TWE and Advance/Newhouse agree to attempt in good faith to resolve through negotiation whether the different treatment of the Partnership or its Subsidiaries in regards to the transaction or agreement was based on legitimate business considerations entirely unrelated to whether the Partnership (or a Subsidiary thereof) rather than an Affiliate of the Partnership owns such cable system and, if it was not, the loss, damage or diminution in value suffered by the Partnership or any of its Subsidiaries as a result of such transaction or agreement. If the

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         dispute is not resolved by negotiation within 60 days of
         Advance/Newhouse giving notice to TWE of its election (or such additional period of time to which Advance/Newhouse and TWE agree), the matter will be resolved as set forth in Section 3.4(f) below.

                  (d) If it is determined, either by agreement of the parties or by arbitration, that a loss, damage or diminution in value was suffered by the Partnership or its Subsidiaries as a result of any Affiliate Transactions covered by Sections 3.4(b) or (c), TWE shall make a cash payment to the Partnership of the determined amount within 10 days of the parties' agreement or the issuance of the arbitration award, whichever is applicable; provided, however, it is expressly understood that any loss, damage or diminution in value relating to or arising from periods following such determination shall only be payable as and when incurred (in a series of recurring payments, rather than a single payment, at the times agreed by the parties or ordered by the arbitrators). It is understood and agreed that, notwithstanding anything to the contrary contained herein, so long as the Managing Partner complied in all material respects with the disclosure obligations required pursuant to Section 3.4(a) above, the sole remedy of Advance/Newhouse in respect of such Affiliate Transactions with the Partnership or any of its Subsidiaries that was not approved by Advance/Newhouse is (i) the payment of money damages as provided for in this Section 3.4 or (ii) if Advance/Newhouse does not elect to initiate negotiation and arbitration under this Section 3.4, the exercise by Advance/Newhouse of its rights pursuant to Section 8.2 or Section 9, as the case may be, to have such Affiliate Transactions taken into account by the Appraiser. Nothing herein shall limit the Managing Partner's ability to amend or terminate any Affiliate Transaction in order to mitigate or eliminate any future loss, damage or diminution in value, subject, however to the following: (x) any action to amend or terminate such Affiliate Transaction will itself be an Affiliate Transaction and subject to the provisions of this Section 3.4, including without limitation, whether and to what extent such amendment or termination mitigates or eliminates the future loss, damage or diminution in value; and (y) if the Managing Partner takes such action following an adverse arbitration determination to it and Advance/Newhouse challenges any such action in a subsequent arbitration, the Managing Partner shall promptly reimburse (A) Advance/Newhouse for its reasonable out-of-pocket costs incurred in connection with the initial arbitration of the Affiliate Transaction, including the fees and expenses of counsel, other advisors and witnesses or experts and (B) the Partnership for the expenses borne by it in connection with such initial arbitration.

                  (e) (i) If Advance/Newhouse elects negotiation and arbitration pursuant to Sections 3.4(b) or (c) and the dispute is not resolved through negotiation, the parties agree that such dispute shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules and its Optional Procedures for Large, Complex Commercial Disputes, or other rules agreed to by the parties, by three arbitrators. Any decision by such arbitrators shall be final and binding on the parties, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties' agreement to arbitrate is with respect to only those disputes set forth in this Section 3.4.

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                           (ii) Any arbitration shall take place in New York,
         New York. Advance/Newhouse shall initiate the arbitration in accordance with the procedures set forth in Rule 4 of the AAA Commercial Arbitration Rules.

                           (iii) The arbitrators shall be selected from the Large, Complex Commercial Case Panel in accordance with the procedures in Rule 13(a) and (b) of the Commercial Arbitration Rules, and Rule 13(c) shall not apply. At least one of the arbitrators shall be experienced in commercial matters related to the cable television industry.

                           (iv) As part of discovery and the exchange of information and documents between the parties in an arbitration of a dispute under Section 3.4(b), TWE and its Affiliates shall be required to produce to Advance/Newhouse, inter alia, all documents and information relating to the contract or transaction at issue, as well as documents or information relating to comparable contracts or transactions with non-affiliated parties; provided that the production of third party agreements that contain competitively sensitive information or that are subject to confidentiality restrictions shall be subject to such protections as the arbitrators may determine are adequate to protect the legitimate confidentiality concerns of TWE and its Affiliates taking into account the need for Advance/Newhouse to review such agreements as part of its preparation of its presentation in the arbitration. It is agreed that as part of such protections the arbitrators may direct that in lieu of such agreements being provided to Advance/Newhouse directly that such agreements may be delivered to Advance/Newhouse's legal counsel and other advisors. As part of discovery and the exchange of information and documents between the parties in an arbitration of a dispute under Section 3.4(c), TWE shall be required to produce to Advance/Newhouse, inter alia, all documents and information relating to the transaction or agreement at issue, including all documents relating to the business considerations for the terms of the transaction or agreement at issue, as well as all documents and information relating to the treatment of other cable systems in the TWE Cable Division in comparable circumstances. Advance/Newhouse and TWE may submit to the arbitrators prior to the hearing any written information and may make any oral presentation at the hearing that Advance/Newhouse or TWE deem appropriate to support their respective positions with respect to the disputed matter. At any hearing before the arbitrators at which witnesses present testimony either in person or telephonically, Advance/Newhouse and TWE shall be entitled to cross examine the witnesses; provided, however, that this provision shall not be deemed to preclude the ability of either party to present testimony by affidavit in the arbitration hearing.

                           (v) The arbitrators shall render their written decision and award (which shall be limited to money damages), including a statement of reasons upon which such award is based (which shall include a statement of the elements of an Affiliate Transaction that are not arm's length, but which need not include a statement of modifications necessary to cure such elements), within thirty days from the date of the closing of the arbitration hearing. The merits of the dispute and the legal relations between Advance/Newhouse and TWE shall be determined under and in accordance with the substantive laws of the State of New York as provided for in Section 15.10 of this

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         Partnership Agreement. The agreement to arbitrate set forth in this
         Section 3.4 shall be construed and enforced pursuant to the United States Arbitration Act, 9 U.S.C. 'SS''SS' 1 et seq.

                           (vi) Except as provided in Section 3.4(d) above, each party shall bear the fees and expenses of its own attorneys, other advisors, experts, witnesses or cost of proof (in each case other than those produced at the request of the arbitrators) in connection with the negotiation or arbitration. Except as provided in Section 3.4(d) above, all other expenses of any arbitration pursuant to this Section 3.4, including fees and expenses of the AAA, fees and expenses of the arbitrators, and fees and expenses of any expert, witness or the cost of any proof (in each case produced at the request of the arbitrators), shall be borne by the Partnership.

                           (vii) It is expressly understood and agreed that Advance/Newhouse and TWE shall each be entitled to provide the arbitrators with more information than is requested by the arbitrators, in accordance with procedures established by the arbitrators, and that the parties intend for the arbitrators to consider, to the extent they deem appropriate, all such information; provided that it is also understood and agreed that the other party shall be entitled to receive copies of such additional information furnished to the arbitrators, subject to the same confidentiality procedures referenced in this
         Section 3.4.

                  (f) Advance/Newhouse is required to maintain as confidential, unless otherwise required by law or judicial decision: (i) all documents and information provided by TWE under Section 3.4(a) designated by TWE as "confidential," and (ii) all documents or information provided by TWE or its Affiliates to Advance/Newhouse in connection with any negotiation or arbitration that are designated by TWE as "confidential." TWE is required to maintain as confidential, unless otherwise required by law or judicial decision, all documents or information provided by Advance/Newhouse to TWE in connection with any negotiation or arbitration that are designated by Advance/Newhouse as "confidential." Advance/Newhouse and TWE are required to maintain as confidential, unless otherwise required by law or judicial decision:
         (i) any arbitration proceedings, including any hearings, and (ii) any arbitration award, except as necessary in connection with judicial enforcement of an award. The arbitrators in any arbitration also may issue orders to protect the confidentiality of proprietary information, competitively sensitive information, information subject to confidentiality agreements with third parties, trade secrets, or other sensitive information.

         (6) Section 5.5 of the Partnership Agreement is hereby amended by adding the following subsection (h) at the end thereof:

                           (h) In the event that any item or items of income, gain, loss or deduction of the Partnership or any Partner is reallocated between the Partnership and any Partner, then the allocations of the income, gain , loss or deduction of the Company for the year in which such reallocation occurs shall be made in such a fashion that the Capital Accounts of all Partners, after taking into account any deemed contributions or distributions arising in connection with such reallocation, shall be, to the greatest extent possible, in the same amounts as they would have been in had such reallocation not occurred.

         (7) Section 8 of the Partnership Agreement is hereby deleted in its entirety and new Section 8 in the form attached hereto as Exhibit B shall be substituted therefor.

         (8) Section 9 of the Partnership Agreement is hereby deleted in its entirety and new Section 9 in the form attached hereto as Exhibit C shall be substituted therefor.

         (9) Section 11.5 of the Partnership Agreement is hereby amended as follows:

                           (i) by adding the following immediately following the
first sentence of Section 11.5:

         Advance/Newhouse shall have the right to receive (promptly after such reports are available) copies of all reports on matters affecting the Partnership provided to, or sent from, the following persons in the TWE Cable Division (or persons who may hereafter hold similar positions or have comparable responsibilities): Chairman and CEO; President and COO; Executive Vice President/Operations; Senior Vice President/Engineering; and Executive Vice Presidents responsible for the cable television systems owned by the Partnership.

                           (ii) by adding the following immediately following
the second sentence of Section 11.5:

         Without limiting any other information requirements set forth in this
         Section 11.5 or elsewhere in the Partnership Agreement, TWE shall cause to be delivered within 5 days of the preparation of such reports and information, the reports and information referred to in the memoranda attached hereto as Exhibit D. It is understood and agreed that the Managing Partner may elect to exclude information otherwise to be provided pursuant to this Section 11.5 if the Managing Partner furnishes to Advance/Newhouse a legal opinion from the general counsel of ATW or the TWE Cable Division or outside counsel that states that furnishing such information would reasonably be expected to violate applicable antitrust law, rules or regulations or would reasonably be expected to result in the loss of any applicable attorney-client privilege. It is further understood and agreed that the Managing Partner shall have the right to redact material unrelated to the Partnership from any information to be provided to Advance/Newhouse pursuant to this Section 11.5.

                           (iii) by adding the following sentence at the end of
Section 11.5:

         The Managing Partner shall designate an employee of the Managing Partner knowledgeable concerning the information to be provided to Advance/Newhouse (and notify Advance/Newhouse of such designation) who will be charged with the authority to insure, and the responsibility for implementing and enforcing of the provisions of this

         Section 11.5 and other provisions of this Partnership Agreement relating to provision of information to Advance/Newhouse. The Managing Partner agrees that such employee's compensation will, in part, be based on compliance by the Managing Partner with such provisions, and such employee's compensation shall be subject to review with Advance/Newhouse.

                                      III.

                               GENERAL PROVISIONS
                               ------------------

         (1) Governing Law; Venue; Disputes. This Amendment shall be governed by the internal laws of the State of New York. Any action, suit or proceeding shall be prosecuted as to any party hereto in the County of New York, State of New York.

         (2) Captions. Section headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

         (3) Effectiveness. The amendments to the Partnership Agreement set forth in sections (4), (5) and (6) of Article I shall be effective as of February 12, 1998. All other amendments to the Partnership Agreement contained in this First Amendment shall be effective as of the date hereof.

         (4) Other Provisions. Except as amended hereby, the Partnership Agreement shall in all respects continue in full force and effect and the parties ratify and confirm that they continue to be bound by the terms and conditions thereof.

         (5) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                            ADVANCE/NEWHOUSE PARTNERSHIP

                            By:      Advance Cable Holdings Corp.,
                                     General Partner



                                     By:      /s/ Robert J. Miron
                                              -------------------
                                              Name:  Robert J. Miron
                                              Title: President


                            By:      Newhouse Broadcasting Corporation,
                                     General Partner



                                     By:      /s/ Robert J. Miron
                                              -------------------
                                              Name:  Robert J. Miron
                                              Title: Vice President


                            TIME WARNER ENTERTAINMENT COMPANY, L.P.


                            By:      /s/ Spencer B. Hays
                                     -------------------
                                     Name:  Spencer B. Hays
                                     Title: Vice President

                            PARAGON COMMUNICATIONS

                            By:      KBL Communications, Inc.
                                     Managing General Partner


                                     By:      /s/ Spencer B. Hays
                                              -------------------
                                              Name:  Spencer B. Hays
                                              Title: Executive Vice President